Exhibit 99.1

NEWS RELEASE
www.vocaltec.com

MAGICJACK REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

•	Total net revenues of $23.2 million, access rights renewal revenues were $13.5 million
•	GAAP operating loss of $34.5 million, adjusted EBITDA of $4.2 million
•	GAAP diluted EPS of ($1.44), non-GAAP diluted EPS of $0.21
•	Cash and cash equivalents of $48.3 and no debt as of March 31, 2017

West Palm Beach, Fla. and Netanya, Israel, May 10, 2017 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading VoIP cloud-based communications and UCaaS company, today announced financial results for the first quarter ended March 31, 2017.

“During the first quarter, we took decisive action to advance our dual track strategy,” said Don C. Bell, CEO of magicJack VocalTec.  “We recruited a new executive management team, launched a strategic alternatives process, added two new board members, concluded two proxy contests, cut costs and underperforming initiatives and renewed our strategic focus on our core market and expanding our addressable market with our mobile-first, web-first strategy.  By taking the actions we did in this quarter, which resulted in some one-time costs, I believe we’ve cut off unproductive future expenditures.  I continue to be very excited about our opportunity to leverage our brand, installed subscriber base, CLEC network and recent R&D investments.”

First Quarter 2017 Financial Highlights:

–
Net revenues: Total net revenues for the first quarter of 2017 were $23.2 million. Net revenues from the sales of magicJack devices were $2.8 million and access rights renewal revenues were
 $13.5 million, and accounted for 58% of total net revenues. Prepaid minute revenues were $1.2 million and access and wholesale charges were $1.1 million during the quarter. Broadsmart Global, Inc. contributed $2.7 million in revenues to the first quarter of 2017. Other revenue items contributed the remaining $1.9 million of total net revenues during the first quarter of 2017.

–
Operating Loss: GAAP operating loss the first quarter of 2017 was $34.5 million which included a one-time $31.5 million charge relating to Broadsmart consisting of a $20.5 million write-down in asset carrying value grossed up for the associated tax benefit.  In addition, there were one-time charges of $5.2 million primarily related to severance payments and senior management transition expenses, as well as shareholder proxy dispute costs.

–	Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2017 was $4.2 million.

–
Net Loss: GAAP net loss attributable to common shareholders for the first quarter of 2017 was $23.1 million or $1.44 GAAP diluted net loss per share based on 16.0 million weighted-average diluted ordinary shares outstanding.

–
Non-GAAP net income: Non-GAAP net income attributable to common shareholders for the first quarter of 2017 was $3.4 million or $0.21 non-GAAP net income per diluted share based on 16.0 million weighted-average diluted ordinary shares outstanding.

–
Cash: As of March 31, 2017, magicJack VocalTec had cash and cash equivalents of $48.3 million and no debt. During the first quarter of 2017, the company used $3.8 million net cash in operating activities. Cash used in operations included a $3.0 million estimated U.S. federal tax payment.

A reconciliation of GAAP to non-GAAP measures is provided in the tables included below in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

NEWS RELEASE
www.vocaltec.com

Additional First Quarter 2017 and Recent Highlights:

–	As of March 31, 2017, magicJack had an estimated 2.08 million active MJ subscribers, which are defined as device users that are under an active subscription contract.

–	magicJack activated approximately 92,000 subscribers during the first quarter of 2017. Activations are defined as devices that become activated on to a subscription contract during a given period.

–	During the quarter ended March 31, 2017, magicJack’s average monthly churn was 2.5%.

Quarterly Conference Call:

In conjunction with this announcement, magicJack VocalTec will host a conference call on Wednesday, May 10, 2017, at 5:00 p.m. EDT to review the company's financial results for the first quarter of 2017. To access this call, dial 1-888-208-1815 (United States), or 1-719-457-0349 (international), with conference ID #6777686. A live webcast of the conference call will be accessible from the investor relations page of magicJack VocalTec's website at http://www.vocaltec.com and a recording will be archived and accessible at http://www.vocaltec.com/events.cfm. A recording of this conference call will also be available through May 24, 2017, by dialing 1-844-512-2921 (United States), or 1-412-317-6671 (international). The recording access code is #6777686.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of magicJack and a pioneer in Voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 11 million award-winning magicJack devices, which is now in its fifth generation, has millions of downloads of its free calling apps, and holds more than 30 technology patents. magicJack is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and number of states in which it is certified.

Broadsmart, a leading hosted UCaaS (Unified Communication as a Service) provider for medium-to-large multi-location enterprise customers, is a division of magicJack VocalTec Ltd. Broadsmart has a track record of designing, provisioning and delivering complex UCaaS solutions to blue chip corporate customers on a nationwide basis. Broadsmart has expertise in servicing enterprises with hundreds-to-thousands of locations.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Non-GAAP Measures

The Non-GAAP measures shown in this release exclude various items detailed further below.

–
magicJack defines adjusted EBITDA as GAAP operating (loss) income excluding: depreciation and amortization, share-based compensation, impairment of intangible assets, asset impairment, transaction related expenses, proxy contest related expenses, severance and senior management transition expenses, write-down of inventory components and other items.

–
magicJack defines non-GAAP net income as GAAP net (loss) income attributable to common shareholders excluding: share-based compensation, impairment of intangible assets, asset impairment, transaction related expenses, proxy contest related expenses, severance and senior management transition expenses, write-down of inventory components, other items and tax related items.

NEWS RELEASE
www.vocaltec.com

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Seth Potter
Investor Relations
561-749-2255
ir@vocaltec.com

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)
(Unaudited)	Quarter	Quarter
	Ended	Ended
	31-Mar-17	31-Mar-16
Net revenues	$23,197	$23,699
Cost of revenues	9,451	8,209
Gross profit	13,746	15,490
Operating expenses:
Marketing	2,407	1,221
General and administrative	12,825	8,935
Research and development	1,499	1,100
Impairment of intangible assets and goodwill	31,527	-
Gain on mark-to-market	-	-
Operating (loss) income	(34,512)	4,234
Other income (expense):
Gains on investments	-	-
Interest and dividend income	6	7
Interest expense	-	-
Fair value loss on common equity put options	-	-
Other income (expense)	(17)	(7)
Total other (expense) income	(11)	-
(Loss) income before income taxes	(34,523)	4,234
Income tax (benefit) expense	(11,355)	3,500
Net (loss) income	(23,168)	734
Net loss attributable to noncontrolling interest	67	-
Net (loss) income attributable to common shareholders	$(23,101)	$734

(Loss) earnings per ordinary share:
Basic	$(1.44)	$0.05
	$(1.44)	$0.05
Weighted average ordinary shares outstanding:
Basic	16,034	15,647
Diluted	16,034	15,649

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CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION

(In thousands)
(Unaudited)
	As of	As of
ASSETS	31-Mar-17	31-Dec-16
Current Assets
Cash and cash equivalents	$48,310	$52,394
Marketable securities, at fair value	447	447
Accounts receivable, net of allowance for doubtful accounts and billing adjustments	2,687	3,171
Inventories	3,307	4,441
Deferred costs	2,219	2,319
Prepaid income taxes	3,858	527
Recevable from earnout escrow	2,000	2,000
Deposits and other current assets	1,731	1,970
Total current assets	64,559	67,269

Property and equipment, net	3,515	3,805
Intangible assets, net	11,055	28,854
Goodwill	32,304	47,185
Deferred tax assets, non-current	37,479	26,568
Deposits and other non-current assets	890	836
Total Assets	$149,802	$174,517

LIABILITIES AND CAPITAL EQUITY
Current Liabilities
Accounts payable	$2,555	$2,790
Income tax payable	-	1,527
Accrued expenses and other current liabilities	8,691	8,426
Deferred revenue, current portion	47,313	48,507
Total current liabilities	58,559	61,250

Deferred revenue, net of current portion	43,292	44,201
Other non-current liabilities	12,183	10,866
Total Capital Equity	35,768	58,200
Total Liabilities and Capital Equity	$149,802	$174,517

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)	Three Months	Three Months
	Ended	Ended
	31-Mar-17	31-Mar-16
Cash flows from operating activities:
Net income	$(23,168)	734
Provision for doubtful accounts and billing adjustments	54	1
Share-based compensation	736	1,002
Depreciation and amortization	1,525	792
Impairment of intangible assets	31,527	-
Increase of uncertain tax position	1,427	1,150
Deferred income tax (benefit) provision	(10,911)	1,016
Changes in operating assets and liabilities	(5,001)	2,239
Net cash provided by operating activities	(3,811)	6,934
Cash flows from investing activities:
Purchases of property and equipment	(225)	(5)
Acquisition of Broadsmart	-	(40,019)
Acquisition of intangible assets	(48)	-
Net cash used in investing activities	(273)	(40,024)
Cash flows from financing activities:
Proceeds from exercise of ordinary share options	-	1
Net cash provided by financing activities	-	1

Net (decrease) increase in cash and cash equivalents	(4,084)	(33,089)
Cash and cash equivalents, beginning of period	52,394	78,589
Cash and cash equivalents, end of period	$48,310	$45,500

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RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

(In thousands)
(Unaudited)	Quarter	Quarter
	Ended	Ended
	31-Mar-17	31-Mar-16
GAAP Operating (loss) income	$(34,512)	$4,234
Depreciation and amortization	1,525	792
Share-based compensation	736	1,002
Impairment of intangible assets	31,527	-
Asset impairment	386	-
Gain on mark-to-market	-	-
Transaction related expenses	-	799
Proxy contest related expenses	1,017	-
Severance and senior management transition expenses	2,912	548
Write-down of inventory components	386	-
Other Items	198	49
Adjusted EBITDA	$4,175	$7,424

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RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME

(In thousands)
(Unaudited)	Quarter	Quarter
	Ended	Ended
	31-Mar-17	31-Mar-16
GAAP Net (loss) income attributable to common shareholders	$(23,101)	$734
Share-based compensation	736	1,002
Impairment of intangible assets	31,527	-
Asset impairment	386	-
Transaction related expenses	-	799
Proxy contest related expenses	1,017	-
Severance and senior management transition expenses	2,912	548
Write-down of inventory components	386	-
Other Items	198	49
Tax related items	(10,683)	2,229
Non-GAAP Net income	$3,378	$5,361

GAAP (loss) earnings per ordinary share – Diluted	$(1.44)	$0.05
Share-based compensation	0.05	0.06
Impairment of intangible assets	1.97	-
Asset impairment	0.02	-
Transaction related expenses	-	0.05
Proxy contest related expenses	0.06	-
Severance and senior management transition expenses	0.18	0.04
Write-down of inventory components	0.02	-
Other Items	0.01	0.00
Tax related items	(0.67)	0.14
Non-GAAP Net income per share – Diluted	$0.21	$0.34

Weighted average ordinary shares outstanding - Diluted:	16,034	15,649